UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882 (Commission File Number)	43-2099257 (IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2013, Blackhawk Network, Inc., an Arizona corporation ( “Blackhawk Arizona”), a wholly-owned subsidiary of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amended and Restated Unsecured Demand Promissory Note (the “Amended Note”) with the Company’s parent company, Safeway Inc. (“Safeway”), under the Cash Management and Treasury Services Agreement, effective as of April 4, 2013, between the Company and Safeway. The Amended Note increases from $50 million to $175 million the maximum amount that Blackhawk Arizona may borrow from Safeway under the Cash Management and Treasury Services Agreement and also contains a covenant by Blackhawk Arizona not to incur liens on its assets without Safeway’s consent, subject to exceptions. The outstanding principal amount of the Amended Note is payable on demand or, if demand for repayment has not been made prior to such date, on February 24, 2016. Interest compounds semiannually at a rate equal to the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Internal Revenue Code and Treasury Regulations Sections 1.482-2(a)(2)(iii)(B) and (C) and is payable annually on the last day of the Company’s fiscal year. As of the end of the third fiscal quarter, Safeway owned approximately 72.8% of the Company’s outstanding common stock and, measured by operating revenues, remained one of the Company’s three largest distribution partners.

As previously announced, the Company has entered into a definitive agreement to acquire substantially all of the assets of InteliSpend Prepaid Solutions (“InteliSpend”). The Company plans to use amounts borrowed under the Amended Note in part to fund the acquisition of InteliSpend and otherwise to satisfy Blackhawk Arizona’s short-term working capital requirements.

The foregoing summary of the Amended Note is qualified in its entirety by reference to the full text of the Amended Note, a copy of which is filed as an exhibit to this current report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, Dan Dmochowski, President, International, notified the Company of his resignation, effective as of October 31, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Unsecured Demand Promissory Note, dated October 23, 2013.

Forward-Looking Statements

This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, the Company’s plans for financing the acquisition of InteliSpend and use of the funds available for borrowing under the Amended Note. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the risk that the acquisition of InteliSpend may not close; Safeway’s ability to fund its financial obligations under the Amended Note; risks related to the Company’s ongoing relationship with Safeway; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission, including the registration statement filed in connection with the Company’s initial public offering and its subsequent quarterly reports. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Unsecured Demand Promissory Note, dated October 23, 2013.